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                                                                    EXHIBIT 99.1

[COMPANY LOGO APPEARS HERE]


              UNITED STATES LIME & MINERALS, INC. -- NEWS RELEASE


FOR IMMEDIATE RELEASE                                CONTACT:  TIMOTHY W. BYRNE
                                                                 (972) 991-8400

             UNITED STATES LIME & MINERALS ANNOUNCES APPOINTMENT OF
            TIMOTHY W. BYRNE AS PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         AND PRICING OF RIGHTS OFFERING
                               ------------------

         Dallas, Texas, December 27, 2000 -- United States Lime and Minerals, Inc. (NASDAQ: USLM) announced today that the Board of Directors has accepted the resignation of Herbert G.A. Wilson as President, Chief Executive Officer, and Director effective December 8, 2000, and has appointed Timothy W. Byrne as President and CEO effective that date. Mr. Byrne has been a member of the Company's Board since 1991. Additionally, Mr. Byrne served as the Company's President and CEO during 1997 and 1998, and as the Company's Chief Financial Officer prior to 1997.

         "The Board of Directors is very pleased to have Tim return to take charge of the Company's management at this critical time in the Company's growth and development. The Company will benefit from his experience, management expertise, leadership, and long history with the Company," said Edward A. Odishaw, Chairman of the Board of Directors. "He has had a track record of success with the Company, and he is the right person to take charge of the Company at this time," added Mr. Odishaw.

         Recently, the Company announced plans to make a rights offering to its existing shareholders to raise $10 million to partially finance the construction of a second kiln as part of Phase II of its continuing modernization and expansion project at Arkansas Lime and to provide additional working capital. The Company had also reported that it had determined to seek an additional $7 million term loan to provide the remaining funds necessary to finance the expected $12 million capital cost of building the second kiln and related storage and infrastructure.

         The Company announced today that it intends to proceed with the rights offering shortly, but that it does not expect to use any of the proceeds of the offering for the construction of Phase II at this time. "We are still planning to build the second kiln, and are excited about the project. We believe that Phase II will bring even more operating efficiencies to Arkansas, which will improve our cash flow and operating profits," said Mr. Byrne. "Until we firm up a starting date


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for construction of Phase II, we are also deferring our plans to formalize the additional $7 million term loan, which we had intended to dedicate to the project," added Mr. Byrne.

         Proceeds of the $10 million rights offering will be used for working capital and to repay all or a portion of the Company's $4 million revolver, which the Company has fully drawn down. Proceeds will also be used to repay a $5 million short-term bridge loan that the Company has secured, under normal commercial terms, from its majority shareholder, Inberdon Enterprises Ltd. ("Inberdon"). The bridge loan was necessitated because of a further $4 million increase in the capital costs of Phase I, a $0.5 million increase in the capital costs of the new pulverized limestone production line in Texas, and lower than expected cash flow and operating profits generated during the second half of 2000. "The Company's operating results have continued to suffer during the fourth quarter of 2000 from inclement weather, higher fuel costs (natural gas), and high costs at Arkansas due to the delay in completion of the construction of the new kiln, which necessitated the continuing operation of the old kilns using expensive natural gas as a fuel," Mr. Odishaw said. "While the fourth quarter is not over yet, we currently expect a loss for the quarter and expect to break even for the year."

         The Company also announced that the shares offered under the rights offering to existing shareholders will be priced at $5.50 per share. "We are pleased that Inberdon has confidence in the Company as demonstrated by its indication that it will subscribe for its full pro-rata amount, and that it will purchase additional shares, not subscribed for by other shareholders, for a total investment of at least $8 million and possibly up to $10 million through the rights offering," reported Mr. Byrne. The Board of Directors made a determination to set the price at $5.50 based on the historical trading prices of the Common Stock, the current book value per share of the Company, and Inberdon's willingness to pay a higher-than-market price.

         "The Company has, over the past few years, made large investments in modernizing and expanding its facilities, and the Company's goal now is to realize an appropriate return on these large capital investments," commented Mr. Byrne. "The new kiln in Phase I of the Arkansas project began producing lime on October 22, which is of excellent quality and has been well received by our customers. Currently, our lime is being tested by a number of new customers that we previously could not serve because of the quality of the lime produced by our retired vertical kilns. Additionally, the new kiln has successfully achieved design volumes in excess of 600 tons per day on a consistent basis as warranted by the manufacturer," stated Mr. Byrne.

         Mr. Odishaw added that "demand for the Company's products remains strong, and that management under Tim's leadership is committed to build on the new facilities and to develop strategies to improve the Company's cash flow and operating profits. Tim is faced with the challenge to further improve operating efficiencies at both the Arkansas and Texas plants at the same time as increasing the Company's market share to take full advantage of its increased production capacity. Management also has to strengthen the Company's excellent and growing customer base, which exists in the economically robust geographic region that includes Texas, Oklahoma, Arkansas and Louisiana. In working towards these goals, Tim and the rest of the


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management team will have to review all of the Company's current operations, capital programs, and strategic marketing plans."

         The Company estimates that total capital expenditures for Phase I of the Arkansas project will be approximately $34 million ($4 million more than previously estimated). The current estimate of $34 million includes approximately $1.8 million of costs associated with the pre-building of certain facilities for Phase II of the Arkansas project and the purchase of, but not all of the improvements to, the terminal in Shreveport, Louisiana. This estimate is subject to final completion of some of the material handling infrastructure in Phase I, as well as a satisfactory resolution of various outstanding matters with vendors and contractors.

         Final completion of the new facilities in Texas and Arkansas will enable the Company to improve the quality of its products, to increase the efficiency of its production, and to begin to realize the full benefits of its investments. With the completion of the modernization and expansion of both the Texas and Arkansas plants, the Company will have two extremely efficient and low-cost producing facilities. "The Company has been reducing its reliance on natural gas in its lime production facilities, and now the primary fuel for lime production at both plants will be petroleum coke and coal rather than natural gas, which currently is priced at record highs," stated Mr. Byrne.

         United States Lime and Minerals, Inc. is a Nasdaq-listed public company with headquarters in Dallas, Texas, supplying lime and limestone products primarily to the steel, paper, agriculture, environmental protection, and construction industries from its plants situated in Texas, Arkansas, and Colorado.

         This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release, including without limitation, statements relating to the Company's plans, strategies, objectives, expectations, intentions, and adequacy of resources, are identified by such words as "will," "could," "should," "believe," "expect," "intend," "plan," "schedule," "estimate," and "project." We undertake no obligation to publicly update or revise any forward-looking statements. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. There are various factors that could cause actual results to differ materially from those expected or anticipated as stated herein. Those factors include inclement weather, increased fuel costs, unanticipated delays or additional cost overruns in completion of current construction projects, delay in receiving expected proceeds from the bridge loan from Inberdon and the rights offering, and management's achievement of stated business goals. More detailed information about these factors and the Company's operations and modernization and expansion program is contained in the Company's filings with the Securities and Exchange Commission, including its registration statement for the proposed rights offering.

         THIS ANNOUNCEMENT DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES FOR SALE, AND SUCH OFFER MAY BE MADE ONLY BY PROSPECTUS.